Exhibit 99.5

SEND OVERNIGHT PACKAGES TO: Wauwatosa Holdings, Inc. Attn: Stock Information Center 11200 West Plank Court Wauwatosa, WI 53226 (414) xxx-xxxx Deadline: The Subscription Offering ends at 12:00 noon, Wisconsin Time, on September xx, 2005. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at any full service office of Wauwatosa Savings Bank or the stock information center by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. Wauwatosa Holdings, Inc. reserves the right to accept or reject improper order forms. (1) Number of Shares(2) Total Amount DueThe minimum purchase is 25 shares ($250). Generally, no person may purchase more than ___x $10.00 =___50,000 shares ($500,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 50,000 shares ($500,000). (3) Method of Payment (no penalty for early withdrawal from a Wauwatosa Savings Bank CD)(4) Purchaser Information (check one) a.Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Enclosed is a check, bank draft or money order payable to Wauwatosa Holdings, Inc. for Wauwatosa Savings Bank as of April 30, 2004. Enter information in Section 7 for all deposit $___.accounts that you had at Wauwatosa Savings Bank on April 30, 2004. I authorize Wauwatosa Savings Bank to make withdrawal(s) from my CD or savings account(s) b.Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on shown below, and understand that the amounts will not otherwise be available for withdrawal:deposit with Wauwatosa Savings Bank as of ___, 2005 but not an Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at Wauwatosa Savings Bank on Account NumbersAmounts___,2005. $c.Other Depositor — Check here if you were a depositor with Wauwatosa Savings Bank as of ___, 2005 who is neither an Eligible Account Holder nor Supplemental Account Holder. $Enter information in Section 7 for all deposit accounts that you had at Wauwatosa Savings Bank on ___, 2005. $ d.Employee, Officer or Director of Wauwatosa Savings Bank who is not an eligible account holder, supplemental eligible account holder or other depositor. $ e.Local Community – person residing in Milwaukee, Waukesha, Ozaukee, Washington, Dodge, Total Withdrawal $ Jefferson, Walworth or Racine Counties, Wisconsin. (5) Check if you are a: Director Officer Employee f.General Public (6) Stock Registration — Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.) IndividualIndividual Retirement Account (IRA)Corporation Joint TenantsUniform Transfer to Minors Act Partnership Tenants in CommonUniform Gift to Minors Act Trust — Under Agreement Dated ___ NameSS# or Tax ID NameSS# AddressDaytime Telephone # City State Zip Code CountyEvening Telephone # (7) Please review the preprinted account information listed to the right. These preprinted accounts Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights. may not be all of your qualifying accounts. You should list any other account(s) that you may have or had with Wauwatosa Savings Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Stock Issuance Plan. Additional Qualifying Accounts Names on AccountsAccount Number Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated August xx, 2005 and understand I may not change or revoke my order once it is received by Wauwatosa Holdings, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. Wauwatosa Holdings, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The Subscription rights are non-transferable and are void at the end of the subscription period. Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Reorganization and Stock Issuance Plan as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds. SignatureDateSignatureDate Office Use Only Date Rec’d ___/ ___Check# ___$___Check# ___$ ___Batch# ___Order # ___Category ___

NASD Affiliation - If you have an NASD affiliation you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor. You are considered a member of the National Association of Securities Dealers, Inc. (“NASD”) if you are a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. CERTIFICATION FORM I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY WAUWATOSA SAVINGS BANK, WAUWATOSA HOLDINGS, INC., LAMPLIGHTER FINANCIAL, MHC, OR BY THE FEDERAL GOVERNMENT. IF ANYONE ASSERTS THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED OR IS AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE FEDERAL DEPOSIT INSURANCE CORPORATION REGIONAL DIRECTOR, SCOTT POLAKOFF, AT 312-382-7500. I further certify that, before purchasing the common stock of Wauwatosa Holdings, Inc., I received a copy of the prospectus dated August xx, 2005, which discloses the nature of the common stock being offered and describes in more detail the following risks involved in an investment in the common stock under the heading “Risk Factors” beginning on page ___of the prospectus: 1. Changing Interest Rates May Hurt Our Profits. 2. We Have Opened New Branches and Expect to Open Additional New Branches Which Will Reduce Our Profitability In the Near Term as They Generate New Deposit and Loan Portfolios. 3. Wisconsin Tax Developments Could Reduce Our Net Income. 4. If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease. 5. If Economic Conditions Deteriorate, Our Results of Operations and Financial Condition Could Be Adversely Affected as Borrowers’ Ability to Repay Loans Declines and the Value of the Collateral Securing Our Loans Decreases. 6. A Large Portion of Our Loan Portfolio Is Relatively Unseasoned Over Four-Family Loans, Which May be Individually Riskier Than One- To Four-Family Loans. 7. Strong Competition Within Our Market Area May Limit Our Growth and Profitability. 8. We Operate in a Highly Regulated Environment and We May Be Adversely Affected by Changes in Laws and Regulations. 9. The Implementation of Our Stock Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income. 10. The Implementation of Our Stock-Based Benefit Plans Also May Dilute Your Ownership Interest. 11. Our Return on Equity Will Be Low Compared to Other Financial Institutions. This Could Negatively Affect the Trading Price of Our Common Stock. 12. Persons Who Purchase Stock in the Offering Will Own a Minority of Wauwatosa Holdings’ Common Stock and Will Not Be Able to Exercise Voting Control Over Most Matters Put to a Vote of Shareholders. 13. Our Stock Value May be Negatively Affected by Regulations Restricting Takeovers and our Mutual Holding Company Structure. 14. The Future Price of the Common Stock May Be Less Than the Purchase Price in the Offering. 15. If We Declare Dividends on Our Common Stock, Lamplighter Financial, MHC Will be Prohibited From Waiving the Receipt of Dividends by Current Federal Reserve Board Policy. 16. The Issuance of Shares to the Charitable Foundation Will Dilute Your Ownership Interests and Adversely Affect Net Income. 17. There Will be a Limited Trading Market in Our Common Stock, Which Will Hinder Your Ability to Sell Our Common Stock and May Lower the Market Price of the Stock. 18. We Will Need to Manage Costs to Implement Additional Finance and Accounting Systems, Procedures and Controls in Order to Satisfy Our New Public Company Reporting Requirements. 20. We Have Broad Discretion in Allocating the Proceeds of the Offering. Our Failure to Effectively Utilize Such Proceeds Could Reduce Our Profits. SignatureDateSignatureDate (Note: I f shares are to be held jointly, both parties must sign) EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

Stock Order Form Instructions:

Stock Information Center 11200 West Plank Court Wauwatosa, WI 53226 (414) xxx-xxxx	Hours of Operation: Monday - Friday	8:00 am - 5:00 p.m.

All subscription orders are subject to the provisions of the Wauwatosa Savings Bank Plan of Reorganization and Stock Issuance Plan.
Items 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is $250 or 25 shares of common stock. The maximum individual purchase is $500,000 or 50,000 shares of common stock. The maximum purchase for any person and their associates, or persons acting in concert, is $500,000 or 50,000 shares of common stock. For additional information and limits, see “The Reorganization and Stock Offering - Limitations on Common Stock Purchases” beginning on page ___of the prospectus.

Item 3 - Payment for shares may be made by check or money order payable to Wauwatosa Holdings, Inc. DO NOT MAIL CASH. Your funds will earn interest at our regular statement savings rate until the stock offering is completed.

To pay by withdrawal from a savings account or certificate of deposit at Wauwatosa Savings Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box at the bottom of the Stock Order and Certification Form. To withdraw from an account with checking privileges, please write a check. Wauwatosa Savings Bank will waive any applicable penalties for early withdrawal from a Wauwatosa Savings Bank certificate of deposit account(s). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn, which means that you may not withdraw those funds. Payments will remain in the account(s) earning their respective rate of interest until the stock offering closes.

Item 4 - Please check the appropriate box indicating the earliest of the eligibility dates that applies to you, or if not applicable, if you are an employee, officer, or director of Wauwatosa Savings Bank, a member of the local community or the general public.

Item 5 - Please check one of these boxes if you are a director, officer, or employee of Wauwatosa Savings Bank, or a member of such person’s household.

Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Wauwatosa Holdings, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or call the Stock Information Center at (414) xxx-xxxx. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 7 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account numbers. You should list any other qualifying accounts that you may have or had with Wauwatosa Savings Bank in the box located under the heading “Additional Qualifying Accounts.” These may appear on other Stock Order and Certification Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest date that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfer to Minor’s Act and/or the Uniform Gift to Minors Act, the minor must have had a deposit account on one of the three dates and you should list only their account number(s). If you are ordering stock through a corporation, you need to list just that corporation’s deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

NOTE: The order form must be received (not postmarked) at any full service branch of Wauwatosa Savings Bank or the Stock Information Center located at 11200 West Plank Court, Wauwatosa, WI 53226 by September xx, 2005 at 12:00 noon, Wisconsin Time.

Please be sure to sign the Certification Form on the back of the Stock Order Form.

(See reverse side for Stock Ownership Guide)

Stock Ownership Guide:

Stock Information Center 11200 West Plank Court Wauwatosa, WI 53226 (414) xxx-xxxx	Hours of Operation: Monday - Friday	8:00 am - 5:00 p.m.

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual retirement account (“IRA”) holders may make stock purchases from their deposits through a prearranged “trustee-to-trustee” transfer. Stock may only be held in a self-directed IRA. IRAs at Wauwatosa Savings Bank are not self-directed. Please contact your broker or self-directed IRA provider as quickly as possible to explore this option. Establishing a self-directed IRA and completing a “trustee-to-trustee” transfer can frequently require several days’ time.

Registration for IRAs:	On Name Line 1 — list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 — FBO (for benefit of) YOUR NAME IRA a/c #.
Address will be that of the broker/trust department to where the stock certificate will be sent.
The social security/tax I.D. number(s) will be either yours or your trustees, as they direct.
Please list your phone numbers.

Uniform Gift and Transfer To Minors Acts - For residents of Wisconsin and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian followed by abbreviation “CUST.” On the second name line print the first name, middle initial and last name of the minor followed by the notation UTMA-WI or UGMA-Other State. List only the minor’s social security number.

Partnership/Corporation - Corporations/partnerships may purchase stock. Please provide the corporation/partnership’s legal name and Tax I.D. number. To have depositor rights, the corporation/partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

(See reverse side for Stock Order Form Instructions)